Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kenexa Corporation

Wayne, PA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment 1 of our report dated March 2, 2005, except for Note 14, which is as of April 8, 2005, relating to the consolidated financial statements of Kenexa Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Philadelphia, Pennsylvania

May 16, 2005